UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue Campbell, CA	95066
(Address of principal executive offices)	(Zip Code)

Formerly 1800 Green Hills Rd. Scotts Valley, CA

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2005, the Board of Directors of Rainmaker Systems, Inc. (the “Company”) approved the accelerated vesting of unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $2.25 per share that were previously awarded to the Company’s employees, officers and its directors under the Company’s stock option plan. The prior day’s closing stock price for the Company’s common stock was $2.20 per share. Options to purchase 1,126,439 shares of the Company’s common stock became exercisable immediately, representing approximately 98% of the Company’s outstanding unvested options. The other terms of the accelerated options remain unchanged. The weighted average exercise price of the options subject to the acceleration was $3.50 and the exercise price of the options subject to the acceleration range from $2.30 - $20.30 per share.

The primary purpose of the acceleration is to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its consolidated statements of operations, upon adoption of FASB Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). Previously, the Company accounted for employee stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees,” in which no compensation expense was recognized when the stock option price was equal to the market price of the underlying stock on the date of grant. However, SFAS 123R is effective for the Company beginning in the first quarter of fiscal year 2006, and will require that compensation expense associated with stock options be recognized in the consolidated statement of operations, rather than as a footnote disclosure in the Company’s consolidated financial statements. The estimated pre-tax charge to be avoided amounts to approximately $3.2 million over the course of the original remaining vesting periods, which on average was approximately 3.27 years from the effective date of acceleration. The acceleration of the vesting of these options did not result in a charge to earnings based on existing generally accepted accounting principles since the exercise price of these options was equal to or greater than the $2.25 market price of the Company’s common stock on the date of acceleration. The Company will report all of the compensation expense related to the affected options for disclosure purposes only in its fourth quarter 2005 consolidated financial statements. The Company also believes that the underwriter options were no longer achieving their original objective of incentive compensation and employee retention.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 19, 2005	/s/ Steve Valenzuela
Date	(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer